Exhibit 99.1

Vonage Reports Third Quarter 2020 Financial Results

Third Quarter 2020 Highlights:
•Consolidated Revenues of $317 million
•Vonage Communications Platform (VCP) Revenues of $234 million
◦VCP Service Revenues increased 19%
◦API Revenues Increased 35%
◦Unified Communications & Contact Center Service Revenues Increased 7%
•Net Loss of $10 Million and Adjusted EBITDA of $42 million
•Announcing business optimization and alignment project to accelerate growth and improve profitability
•Consumer Segment marketing process to begin in November

HOLMDEL, N.J., November 5, 2020 -- Vonage Holdings Corp. (Nasdaq: VG), a global leader in cloud communications helping businesses accelerate their digital transformation, today announced results for the quarter ended September 30, 2020.

“We executed well in the third quarter and delivered solid results,” said Rory Read, Chief Executive Officer. “The Vonage Communications Platform, our single global cloud technology platform, delivers our wide range of powerful services and solutions that enable our customers to transform the way they communicate and operate as the world undergoes a secular shift in how business gets done.”

Read continued, “Vonage Communications Platform service revenues grew 19% year over year. Within this, API revenues grew 35%, highlighted by a 143% increase in high-value API revenues, driven by our leadership in video and another record quarter of new customer additions. Unified Communications and Contact Center Applications service revenue grew 7%, and we signed 17 seven-figure total contract value deals in the quarter, with a 28% increase in average deal size. Our Platform’s flexibility, scalability, security and ease of use were consistent areas of strength in our ability to win.”

Business Optimization and Alignment Project

Vonage has undertaken a multi-quarter initiative to review and optimize the Company’s operations while setting the strategy and business plans for the next two to three years. The work has provided clarity on where the Company needs to create efficiency, position its talent and invest to drive Vonage’s long-term growth and profitability.

Based on this review, the Company has implemented a number of cost saving and efficiency initiatives to improve operations and expects to reduce operating expenses by $8 to $10 million in the fourth quarter of 2020 and approximately $50 million in 2021. This resulted in a restructuring charge of approximately $15 million in the third quarter.

In parallel, Vonage is developing its business strategy and operating plan to make key investments to deliver improved growth and profitability. The Company plans to increase investments in artificial intelligence, high-value API leadership, advancements in mobility, omnichannel capabilities, and expanding its addressable market while tailoring its go-to-market initiatives to reach and win more customers.

“We are taking decisive action to improve the operational effectiveness of our business while making strategic investments where we can win a disproportionate share of the market, and where our communications platform solutions best fit the needs of our customers,” Read commented. “We are also investing in our Sales and Marketing to strengthen our channel presence, effectively reach all customer segments, and increase our cross-sell and upsell opportunities. The management team and our Board are focused on delivering on these strategic initiatives, and we expect to accelerate growth and profitability in 2021 and 2022.”

Third Quarter 2020 Vonage Communications Platform Highlights (compared to the year-ago quarter)

•Vonage Communications Platform (VCP) revenues, which consist of Unified Communications, Contact Center and API revenues, were $234 million. VCP service revenues were $218 million, a 19% increase.
•API revenues grew 35%
◦High-Value API revenues grew 143%, driven by strength in programmable video.
•Service Revenues from Unified Communications and Contact Center (UC and CC) customers grew 7%.
◦Service Revenues from Mid-market and Enterprise UC and CC customers (those with greater than $12,000 of ARR) grew 13%.
•VCP Service Revenue per Customer was $527 per month, up 17%.
•VCP Service Revenue Churn increased to 1.2% from 1.0%.

Third Quarter 2020 Consumer Segment Results (compared to the year-ago quarter)

•Consumer Revenues were $83 million, down 14%.
•Customer churn was stable at 1.8%.
•Average revenue per line ("ARPU") was $28.31, up $0.75.
•Ended the quarter with approximately 1 million Consumer subscriber lines
◦96% of these customers are tenured over two years and 80% are tenured over five years.

Consolidated Income and Balance Sheet

For the third quarter of 2020, Vonage reported consolidated revenues of $317 million, up from $303 million in the year-ago quarter. GAAP net loss was $10 million, or ($0.04) per share, versus a net loss of $21 million in the prior-year period, or ($0.09) per share. Third quarter adjusted net income(1) was $17 million or $0.07 per share, an increase from a net loss of $4 million or ($0.02) per share in the prior-year period.

For the third quarter, the Company generated Adjusted EBITDA(2) of $42 million, and Adjusted EBITDA minus Capex(2) of $29 million. Net Cash from Operations was $13 million and Free Cash Flow(3) was breakeven for the quarter. As of September 30, 2020, the Company had a Net Debt to Last Twelve Months Adjusted EBITDA ratio of 3.2 times.

Strategic Review of Consumer Segment Update

The Company is nearing completion of the strategic review of its Consumer segment and has engaged advisors to proceed with its potential sale. The marketing process is expected to begin in November 2020. The Company will provide an update once a buyer is identified or at the completion of the process.

Updated 2020 and Fourth Quarter Outlook

The Company is increasing its 2020 revenue and adjusted EBITDA guidance to reflect its solid third quarter and a fourth-quarter above its prior outlook.

For the full year, Vonage now expects the following (based on constant currency as of November 2020):
•Consolidated revenues in the range of $1.239 billion to $1.242 billion
•Total Vonage Communications Platform Revenues in the range of $906 million to $909 million (which includes approximately $22 million of USF revenues)
•Total Consumer Segment Revenues in the $332 million area (which includes approximately $41 million of USF revenues)
•Consolidated Adjusted EBITDA in the $167 million area
•Capex in the $53 million area

For the fourth quarter of 2020, Vonage expects the following:
•Consolidated Revenues in the range of $314 million to $317 million
•Total Vonage Communications Platform Revenues in the range of $236 million to $239 million (which includes approximately $6 million of USF revenues)
•Total Consumer Revenues in the $78 million area (which includes approximately $11 million of USF revenues)
•Consolidated Adjusted EBITDA in the $45 million area

Conference Call and Webcast

The company will host a conference call to discuss its financial results for the third quarter of 2020 and other matters at 8:30 AM Eastern Time. To participate, please dial (877) 407-9716. International callers should dial (201) 493-6779.

A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call, and may be accessed through Vonage's Investor Relations website or by dialing (844) 512-2921 or (412) 317-6671 for international callers, and entering the passcode 13707113.

About Vonage

Vonage (Nasdaq:VG), a global cloud communications leader, helps businesses accelerate their digital transformation. Vonage's Communications Platform is fully programmable and allows for the integration of Video, Voice, Chat, Messaging and Verification into existing products, workflows and systems. Vonage's fully programmable unified communications and contact center applications are built from the Vonage platform and enable companies to transform how they communicate and operate from the office or anywhere, providing enormous flexibility and ensuring business continuity.

Vonage Holdings Corp. is headquartered in New Jersey, with offices throughout the United States, Europe, Israel and Asia. To follow Vonage on Twitter, please visit twitter.com/vonage. To become a fan on Facebook, go to facebook.com/vonage. To subscribe on YouTube, visit youtube.com/vonage.

Investor Contact: Hunter Blankenbaker, 732.444.4926, hunter.blankenbaker@vonage.com

Media Contact: Jo Ann Tizzano, 732.365.1363, joann.tizzano@vonage.com

(1) This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net (loss) income.
(2) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP net (loss) income.
(3) This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP cash from operations.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Statement of Operations Data:
Service, access and product revenues	$298,991	$296,516	$279,871	$878,584	$819,006
USF revenues	17,658	14,017	22,663	46,055	60,653
Total revenues	316,649	310,533	302,534	$924,639	$879,659

Operating Expenses:
Service, access and product cost of revenues (excluding depreciation and amortization of $13,649, $11,148, $9,658, $35,953, and $28,220, respectively)	124,243	119,971	111,170	357,252	314,812
USF cost of revenues	17,658	14,017	22,663	46,055	60,653
Sales and marketing	85,505	90,827	83,628	261,953	274,513
Engineering and development	20,110	19,784	16,901	59,097	50,318
General and administrative	56,835	42,820	41,306	140,537	113,380
Depreciation and amortization	22,887	20,692	21,319	64,064	63,195
	327,238	308,111	296,987	928,958	876,871
(Loss) Income from operations	(10,589)	2,422	5,547	(4,319)	2,788
Other Income (Expense):
Interest expense	(7,373)	(9,321)	(8,454)	(24,776)	(24,517)
Other income (expense), net	(37)	(38)	58	154	(505)
	(7,410)	(9,359)	(8,396)	(24,622)	(25,022)
Loss before income tax benefit	(17,999)	(6,937)	(2,849)	(28,941)	(22,234)
Income tax benefit (expense)	7,937	(1,493)	(18,248)	6,694	5,127
Net loss	$(10,062)	$(8,430)	$(21,097)	$(22,247)	$(17,107)
Loss per common share:
Basic and diluted	$(0.04)	$(0.03)	$(0.09)	$(0.09)	$(0.07)
Weighted-average common shares outstanding:
Basic and diluted	246,697	245,385	242,336	245,242	241,786

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Statement of Cash Flow Data:
Net cash provided by operating activities	$12,628	$36,300	$31,783	$51,431	$59,850
Net cash used in investing activities	(12,990)	(12,009)	(16,809)	(38,234)	(39,262)
Net cash provided by (used in) financing activities	807	(20,435)	(14,259)	12,871	(6,234)
Capital expenditures, acquisition of intangible assets, acquisition and development of software assets	(12,990)	(12,009)	(13,809)	(38,234)	(36,262)

	September 30,	December 31,
	2020	2019
Balance Sheet Data:
Cash and cash equivalents	$48,370	$23,620
Restricted cash	1,999	2,015
Accounts receivable, net of allowance	119,553	101,813
Inventory, net of allowance	614	1,475
Prepaid expenses and other current assets	42,639	32,326
Deferred customer acquisition costs, current and non-current	79,644	68,982
Property and equipment, net	37,449	48,371
Goodwill	606,958	602,970
Operating lease right of use assets	22,971	50,847
Software, net	69,389	40,300
Intangible assets, net	208,507	249,905
Deferred tax assets	115,178	108,347
Other assets	34,643	33,729
Total assets	$1,387,914	$1,364,700

Accounts payable and accrued expenses	$183,918	$179,955
Operating lease liabilities, current and non-current	33,228	58,199
Deferred revenue, current	62,813	59,464
Total notes payable, net and indebtedness under revolving credit facility, including current portion	240,500	220,500
Convertible senior notes, net	287,176	276,658
Other liabilities	3,048	2,862
Total liabilities	$810,683	$797,638
Total stockholders' equity	$577,231	$567,062

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line amounts)
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the Vonage Communications Platform focused portion of our business:

Vonage Communications Platform	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Revenues:
Service revenues	$218,456	$212,310	$183,701	$626,416	$523,060
Access and product revenues(1)	8,757	9,109	12,120	27,987	35,524
Service, access and product revenues excluding USF	227,213	221,419	195,821	654,403	558,584
USF revenues	6,613	4,830	10,709	15,925	27,563
Total revenues	$233,826	$226,249	$206,530	$670,328	$586,147

Cost of Revenues:
Service cost of revenues(2)	$105,593	$100,638	$87,352	$298,588	$243,496
Access and product cost of revenues(1)	9,894	10,266	13,858	31,756	41,323
Service, access and product cost of revenues excluding USF	115,487	110,904	101,210	330,344	284,819
USF revenues	6,613	4,830	10,709	15,925	27,563
Total cost of revenues	$122,100	$115,734	$111,919	$346,269	$312,382

Service margin %	51.7%	52.6%	52.4%	52.3%	53.4%
Gross margin % excluding USF (Service, access and product margin %)	49.2%	49.9%	48.3%	49.5%	49.0%
Gross margin %	47.8%	48.8%	45.8%	48.3%	46.7%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $12,691, $9,891, and $8,492 for the quarters ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively, and $32,370 and $24,684 for the nine months ended September 30, 2020 and 2019, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the Consumer focused portion of our business:

Consumer	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Revenues:
Service revenues	$71,693	$75,045	$83,981	$223,981	$260,225
Access and product revenues(1)	85	52	69	200	197
Service, access and product revenues excluding USF	71,778	75,097	84,050	224,181	260,422
USF revenues	11,045	9,187	11,954	30,130	33,090
Total revenues	$82,823	$84,284	$96,004	$254,311	$293,512

Cost of Revenues:
Service cost of revenues(2)	$8,287	$8,671	$8,587	$25,470	$26,706
Access and product cost of revenues(1)	469	396	1,373	1,438	3,287
Service, access and product cost of revenues excluding USF	8,756	9,067	9,960	26,908	29,993
USF revenues	11,045	9,187	11,954	30,130	33,090
Total cost of revenues	$19,801	$18,254	$21,914	$57,038	$63,083

Service margin %	88.4%	88.4%	89.8%	88.6%	89.7%
Gross margin % excluding USF (Service, access and product margin %)	87.8%	87.9%	88.1%	88.0%	88.5%
Gross margin %	76.1%	78.3%	77.2%	77.6%	78.5%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $958, $1,257, $1,166 for the quarters ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively, and $3,583 and $3,536 for the nine months ended September 30, 2020 and 2019, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the Vonage Communications Platform focused portion of our business:

Vonage Communications Platform	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Service revenue per customer	$527	$509	$451	$504	$435
Vonage Communications Platform revenue churn	1.2%	0.9%	1.0%	1.0%	1.1%
The table below includes key operating data that our management uses to measure the growth and operating performance of the Consumer focused portion of our business:

Consumer	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Average monthly revenues per line	$28.31	$27.59	$27.56	$27.71	$26.91
Subscriber lines (at period end)	951,729	998,475	1,136,112	951,729	1,136,112
Customer churn	1.8%	1.5%	1.8%	1.7%	1.8%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA AND TO ADJUSTED EBITDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net loss	$(10,062)	$(8,430)	$(21,097)	$(22,247)	$(17,107)
Interest expense	7,373	9,321	8,454	24,776	24,517
Income tax	(7,937)	1,493	18,248	(6,694)	(5,127)
Depreciation and amortization	22,887	20,692	21,319	64,064	63,195
Amortization of costs to implement cloud computing arrangements	670	668	411	1,947	682
EBITDA	12,931	23,744	27,335	61,846	66,160

Share-based expense	11,530	11,326	12,941	33,972	32,152
Acquisition related transaction and integration costs	—	—	174	—	621
Organizational transformation (1)	—	3,925	3,317	5,119	11,186
Restructuring activities (2)	15,182	—	—	15,182	—
Other non-recurring items (3)	1,959	2,549	1,014	5,864	3,174
Adjusted EBITDA	41,602	41,544	44,781	121,983	113,293
Less:
Capital expenditures	(2,863)	(1,968)	(5,970)	(7,718)	(15,426)
Intangible assets	(70)	(115)	—	(260)	—
Acquisition and development of software assets	(10,057)	(9,926)	(7,839)	(30,256)	(20,836)
Adjusted EBITDA Minus Capex	$28,612	$29,535	$30,972	$83,749	$77,031

(1) The costs identified as “Organizational transformation” are related to the Company’s announced goal of becoming a pure-play Business software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 and include employee related exits and facility exit costs.
(3) Other non-recurring items principally include certain litigation charges and other non-recurring project costs.

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET LOSS TO
NET INCOME (LOSS) EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net loss	$(10,062)	$(8,430)	$(21,097)	$(22,247)	$(17,107)
Amortization of acquisition - related intangibles	12,948	13,681	13,962	40,408	41,959
Amortization of costs to implement cloud computing arrangements	670	668	411	1,947	682
Amortization of debt discount	3,159	3,109	2,948	9,322	3,435
Acquisition related transaction and integration costs	—	—	174	—	621
Organizational transformation (1)	—	3,925	3,317	5,119	11,186
Restructuring activities (2)	15,182	—	—	15,182	—
Other non-recurring items (3)	1,959	2,549	1,014	5,864	3,174
Tax effect on adjusting items	(7,123)	(5,026)	(4,583)	(16,347)	(12,822)
Net income (loss) excluding adjustments	$16,733	$10,476	$(3,854)	$39,248	$31,128
Loss per common share:
Basic and diluted	$(0.04)	$(0.03)	$(0.09)	$(0.09)	$(0.07)
Weighted-average common shares outstanding:
Basic and diluted	246,697	245,385	242,336	245,242	241,786
Earnings per common share, excluding adjustments:
Basic	$0.07	$0.04	$(0.02)	$0.16	$0.13
Diluted	$0.07	$0.04	$(0.02)	$0.15	$0.12
Weighted-average common shares outstanding:
Basic	246,697	245,385	242,336	245,242	241,786
Diluted	256,318	253,509	242,336	253,585	250,094

(1) The costs identified as “Organizational transformation” are related to the Company’s announced goal of becoming a pure-play Business software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 and include employee related exits and facility exit costs.
(3) Other non-recurring items principally include certain litigation charges and other non-recurring project costs.

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net cash provided by operating activities	$12,628	$36,300	$31,783	$51,431	$59,850
Less:
Capital expenditures	(2,863)	(1,968)	(5,970)	(7,718)	(15,426)
Intangible assets	(70)	(115)	—	(260)	—
Acquisition and development of software assets	(10,057)	(9,926)	(7,839)	(30,256)	(20,836)
Free cash flow	$(362)	$24,291	$17,974	$13,197	$23,588

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY AND CONVERTIBLE SENIOR NOTES TO NET DEBT
(Dollars in thousands)
(unaudited)

	September 30,	December 31,
	2020	2019
Notes payable and indebtedness under revolving credit facility, net of current maturities	240,500	220,500
Convertible senior notes, net	287,176	276,658
Unamortized discount on debt	5,912	7,108
Unamortized debt related costs	51,912	61,234
Gross debt	585,500	565,500
Less:
Unrestricted cash	48,370	23,620
Net debt	$537,130	$541,880

Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted EBITDA, adjusted EBITDA less Capex, adjusted net income, constant currency, net debt (cash), and free cash flow.
Adjusted EBITDA
Vonage uses adjusted EBITDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted EBITDA as GAAP net income (loss) before interest, tax, depreciation and amortization, share-based expense, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, organizational transformation costs and other non-recurring items. The costs identified as “organizational transformation” are related to the Company’s announced goal of becoming a pure-play Business software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits, system change management, facility exit costs, and rebranding.
Vonage believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of interest, tax, depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, organizational transformation costs and other non-recurring items. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain professional related fees. Other non-recurring items principally include certain litigation charges and other non-recurring project costs.
The Company provides information relating to its adjusted EBITDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted EBITDA to the corresponding GAAP measure of net income because stock-based compensation expense and other non-recurring items cannot be reasonably calculated or predicted at this time as they may be significantly impacted by future events, the timing and nature of which cannot be reasonably calculated or predicted at this time.  Accordingly, a reconciliation is not available without unreasonable effort.
Adjusted EBITDA less Capex
Vonage uses adjusted EBITDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted EBITDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted EBITDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, amortization of debt discount, organizational transformation costs, other non-recurring items and tax effect on adjusting items.

The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, organizational transformation, other non-recurring items, and tax effect on adjusting items are not reflective of operating performance. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain related professional fees. Other non-recurring items principally include certain litigation charges and other non-recurring project costs.
Constant Currency
Vonage reviews its results of operations on both an as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our prior period reported results.
Net debt (cash)
Vonage defines net debt (cash) as indebtedness under revolving credit facility, convertible senior notes, discount on debt, and debt related costs less unrestricted cash.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

The Company does not reconcile its forward-looking adjusted business total revenue and adjusted business service revenue to the corresponding GAAP measures due to the significant variability and difficulty in making accurate forecasts with respect to the various acquisition-related and one-time events that we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about the outcome and timing of the strategic review of consumer and operational review, including whether or not the reviews result in a transaction and if so the nature and timing of any such transaction, our business transformation, financing activity, growth priorities or plans, revenues, adjusted EBITDA, churn, seats, lines or accounts, average revenue per customer, cost of communications services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: realizing the benefits of optimization and cost-saving initiatives; the impact of the COVID-19 pandemic; the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining market awareness and a strong brand; developing and maintaining effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party vendors; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; retaining senior executives and other key employees; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our business products; reliance on third parties for our 911 services; liability under anti-corruption laws or from governmental export controls or economic sanctions; actions of activist shareholders; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
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